Exhibit 10.30

AMENDMENT #2

TO THE

DEFERRED BONUS PLAN FOR

EXECUTIVES OF BRYN MAWR BANK CORPORATION

(As Amended and Restated Effective January 1, 2008)

THIS AMENDMENT is made this 20th day of December, 2012, by Bryn Mawr Bank Corporation (hereinafter referred to as the “Corporation”).

W I T N E S S E T H:

WHEREAS, the Corporation maintains the Deferred Bonus Plan for Executives of Bryn Mawr Bank Corporation, as last amended and restated effective January 1, 2008 (the “Plan”); and

WHEREAS, the Corporation deems it necessary and desirable to amend the Plan to enable the Administrator, in its discretion, to terminate a Participant’s interest in the Plan by making a single, lump sum distribution of the entire value of the Participant’s Account.

NOW, THEREFORE, the Plan is hereby amended by revising Article V thereof by adding a new Section 5.4 to read as follows, provided that this Amendment shall not be effective with respect to any Participant who has an Account balance under the Plan as of the date of this Amendment:

5.4 Small Cash-Outs. Effective January 1, 2013, and notwithstanding any other provision of this Plan or any election made hereunder, the Administrator, in its discretion, may direct that a Participant’s entire Account balance, plus the amount standing to the credit of the Participant under any other plans, agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single plan under Treasury Regulation Section 1.409A-1(c)(2), be distributed to him or her in a single lump sum, provided that the amount of such distribution does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code (e.g., $17,500 for 2013) .

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed by its duly authorized officers and its corporate seal to be impressed hereon on the date first above written.

ATTEST:	BRYN MAWR BANK CORPORATION

Diane McDonald	By:	/s/ Geoffrey L. Halberstadt

I hereby consent to the application of this Amendment.

Participant Name:

Signature	date